EXHIBIT 23.2

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-4 of Citizens Community Bancorp, Inc. of our report dated March 28, 2017, relating to our audits of the consolidated financial statements of Wells Financial Corp. and Subsidiary, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Proxy Statement/Prospectus.

/s/ RSM US LLP

Rochester, Minnesota

June 2, 2017